Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-193472 and 333-189687) and the Registration Statement on Form S-3 (File No. 333-197414) of Aratana Therapeutics, Inc. of our report dated March 16, 2015 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 16, 2015